UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

Cenntro Electric Group Limited
(Exact Name of Registrant as Specified in Charters)

Australia	001-38544	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On October 22, 2023, Mr. Christopher Thorne, a class I director of Cenntro Electric Group Limited ACN 619 054 938 (the “Company”), notified the board of directors of the Company (the “Board”) of his intention to resign as a director and as chair of the audit committee of the Company and as a member of the nominating  and compensation committees of the Company, effective on October 23, 2023. Mr. Thorne’s resignation was not the result of any dispute or disagreement with the Company or the Board or any matter relating to the operation, policies or practices of the Company. Mr. Thorne cited limited availability due to other prior familial commitments as to the reason why he no longer could satisfy his duties in good faith as a director of the Company.

The resignation of Christopher Thorne has been approved by the Nominating Committee and the Board of Directors of the Company.

Appointment of Chairman;

On October 26, 2023, due to Mr. Thorne’s resignation and at the recommendation of the compensation committee of the Board, the Board appointed Mr. Benjamin B. Ge, a class III director of the Company as chairman to the audit committee of the Board. In relation to this appointment, the compensation committee of the Board recommended, and the Board approved an adjustment to increase Mr. Ge’s annual compensation to $60,000 as the succeeding chair of the audit committee of the Board. Mr. Ge accepted an updated offer letter from the Company dated October 26, 2023 and agreed to receive annual compensation of $60,000. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibit 10.1.

Item 9.01	Exhibits.

Exhibit No.	Description
10.1	Director Offer Letter to Mr. Benjamin B. Ge
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 27, 2023

Cenntro Electric Group Limited

	By:	/s/ Peter Wang
	Name:	Peter Wang
	Title:	Chief Executive Officer